Exhibit 10.39

Private and Confidential

The Board of Directors
Top Ships Inc.
1 Vas. Sofias & Meg. Alexandrou Str.
151 24 Maroussi

For the attention of Mr. Vangelis G. Ikonomou

July 1, 2010

Subject:                      Final offer letter for the provision of management services.

Dear Sir(s)

Further to our exchanges on the subject matter, this is our final offer letter outlining the management services that Central Mare Inc. (the "Company") is in a position to offer to Top Ships Inc. ("Top") and the relevant fees for these services.

Below is our final fees and commissions for the services that we are able to provide you with.

Type of Management:	Accounting, Sale & Purchase, Provisions, Crew, Technical, Commercial, Insurance, Operations, Bunkering, Chartering.

Duration of Contract:	5 Years.

Notice of Termination:	12 Months.

Management Fee:	• EURO 650 per vessel, per day, for vessels on Time Charter, or Spot Charter.
• EURO 250 per vessel, per day, for vessels on Bareboat Charter.
• M/T IOANNIS P: EURO 500 per day for all management services except technical management. Full management fee for full management services after expiration of current T/C.

Annual Increase:	3% per annum for all fees. To be reviewed after the 5th anniversary.

Accounting Fee:	EURO 250,000 per quarter.

Fees for Financial Reporting Requirements under SEC and NASDAQ applicable Rules & Regulations:	EURO 80,000 per quarter.

Services for SOX Compliance:	EURO 100 per vessel, per day.

Commercial Operation & Freight Collection services:	EURO 90 per vessel, per day.

Managers' Superintendent's Fee:	EURO 500 per day, plus actual expenses.

Information System Fee:	EURO 10,000 per vessel, per year.

Commission on derivative agreements and new loan financing or loan refinancing:	0.2%

Commission on all NEW hires / gross freight /demurrage/ ballast Bonus:	1.25%

Commission on all EXISTING hires / gross freight /demurrage/ ballast Bonus for post fixture:	0.75%

Sales and Purchase Commission:	1% of the sale or the purchase Price

New Buildings Construction Supervisor's Fee:	EURO 400,000 per new building vessel

Insurance Services:	5% of the total insurance premiums per vessel

In-house claims handling:	EURO 150 per person per day of 8 hours for handling all claims other than insurance and salvage.

Legal fees for claims and general Corporate services:	At cost.

1.
Manager shall be entitled to receive additional remuneration for any increase in administrative costs and expenses resulting from the introduction of a new, or a change in the interpretation of applicable laws and regulations, or concerning ship management services.

2.	Owners to pay the deductible of any insurance claim relating to the vessels, or for any claim that is within such deductible range.

3.	Owners to pay any tax, dues, or ransom in a case of piracy, or fines imposed on vessel or Manager, due to the operation of the vessel.

4.	In the event of vessel new acquisition Manager to receive all management fees 3 months in advance prior delivery.

5.	This offer is provided by the Company on the basis of Top's current fleet.

Attached herewith is the (BIMCO) Standard Ship Management Agreement (Shipman 98) as amended, which shall be the basis of the individual management agreements to be entered into among each of Top's vessel-owning companies and the Company.

Acknowledgment and Acceptance

Please acknowledge your acceptance of the terms of our offer by signing the confirmation below and kindly return a copy of this letter and initialise a copy of the attached (BIMCO) Standard Ship Management Agreement (Shipman 98) as amended.

After its acceptance, this offer letter shall be binding upon the parties hereof (Top and the Company) and shall not be terminated by reason of a change of control of either Top or the Company.

Yours Faithfully

Central Mare INC.	Accepted : Top Ships Inc.

Signature : /s/ Vangelis G. Ikonomou

	Name	: Vangelis G. Ikonomou
	Title	: Executive Vice-President
	Date	: July 1, 2010

ANNEX "A" (DETAILS OF VESSEL OR VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	1st July 2010

Name of Vessel(s):	M/………………….

Particulars of Vessel(s):

TYPE OF VESSEL
HULL TYPE
IMO NUMBER
FLAG
YEAR & PLACE BUILT
CLASS SOCIETY
CALL SIGN
LOA, BREADTH, DEPTH
SDWT - DRAFT
NRT/GRT

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "B" (DETAILS OF CREW) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL
(BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	1st July 2010

Details of Crew:	M/………………….

Particulars of Vessel(s):

Rank	Number	Nationality

Master
Chief Mate
2nd Mate
3rd Mate
Chief Engineer
2nd Engineer
3rd Engineer
Electrician
Bosum
AB
Deck Cadet (OS)
Fitter
Pumpman
Oiler
Engine Cadet
Cook - Steward
Catering Boy
CREW TOTAL

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "B" (DETAILS OF CREW) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL
(BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Date of Agreement:	1st July 2010

Managers Budget in USD for the first year with effect from the Commencement Date of this Agreement:

Please see "Appendix 1" Central Mare Inc Budge Proposal 2010.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "D" (ASSOCIATED VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement:	1st July 2010

Details of Associated Vessels:

M/T IOANNIS P
M/V ASTRALE
M/V AMALFI
M/V PEPITO
M/V CYCLADES
M/V PAPILLON
M/T MISS MARILENA
M/T LICHTENSTEIN
M/T IONIAN WAVE
M/T TYRRHENIAN WAVE
M/T BRITTO
M/T HONGBO

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX E (Management Fees)

Management Fee:	• EURO 650 per vessel, per day, for vessels on Time Charter, or Spot Charter.
• EURO 250 per vessel, per day, for vessels on Bareboat Charter.
• M/T IOANNIS P: EURO 500 per day for all management services except technical management. Full management fee for full management services after expiration of current T/C.

Annual Increase:	3% per annum for all fees. To be reviewed after the 5th anniversary.

Services for SOX Compliance:	EURO 100 per day.

Commercial Operation & Freight Collection services:	EURO 90 per day.

Managers' Superintendent's Fee:	EURO 500 per day, plus actual expenses.

Information System Fee:	EURO 10,000 per year.

Commission on derivative agreements and new loan financing or loan refinancing:	0.2%

Commission on all NEW hires / gross freight /demurrage/ ballast Bonus:	1.25%

Commission on all EXISTING hires / gross freight/demurrage/ ballast Bonus for post fixture:	0.75%

Sales and Purchase Commission:	1% of the sale or the purchase Price

Insurance Services:	5% of the total insurance premiums per vessel

In-house claims handling:	EURO 150 per person per day of 8 hours for handling all claims other than insurance and salvage.

Legal fees for claims and general Corporate services:	At cost.

1.
Manager shall be entitled to receive additional remuneration for any increase in administrative costs and expenses resulting from the introduction of a new, or a change in the interpretation of applicable laws and regulations, or concerning ship management services.

2.	Owners to pay the deductible of any insurance claim relating to the vessels, or for any claim that is within such deductible range.

3.	Owners to pay any tax, dues, or ransom in a case of piracy, or fines imposed on vessel or Manager, due to the operation of the vessel.

4.	The above management fees are agreed on the basis of the number of the associated vessels as per ANNEX D of this agreement.

PART II
"SHIPMAN 98" Standard Ship Management Agreement

upon Owners' request, all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Managers need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party

13. General Administration

13.1 The Managers shall handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties

13.2 The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement

13.3 The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel

13.4 The Owners shall arrange for the provision of any necessary guarantee bond or other security

13.5 Any costs reasonably incurred by the Managers in carrying out their obligations according to Clause 12 shall be reimbursed by the Owners

14. Auditing

The Managers shall at all times maintain and keep true and correct accounts and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed. On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessel and her operation

15. Inspection of Vessel

The Owners shall have the right at any time after giving reasonable notice to the Managers to inspect the Vessel for any reason they consider necessary

16. Compliance with Laws and Regulations

The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessel's flag, or of the places where she trades

17. Duration of the Agreement

This Agreement shall come into effect on the day and year stated in Box 4 and shall continue until the date stated in Box 17. Thereafter it shall continue until terminated by either party giving to the other notice in writing, in which event the Agreement shall terminate upon the expiration of a period of ~~two~~ twelve months from the date upon which such notice was given. In case Owners wish to terminate the Agreement earlier than the date stated in Box 17 Owners will pay the Managers all fees as per ANNEX "E" for the remaining period until the date stated in Box 17

18. Termination

18.1 *Owners' default*

(i) The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement and/or the Owners of any associated vessel, details of which are listed in Annex "D" shall not have been received in the Managers' nominated account within ten running days of receipt by the Owners of the Managers written request or if the Vessel is repossessed by the Mortgagees

(ii) If the Owners:

(a) fail to meet their obligations under sub-clauses 5.2 and 5.3 of this Agreement for any reason within their control, or

(b) proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing

18.2 *Managers' Default*

If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy it within a reasonable time to the satisfaction of the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing

18.3 *Extraordinary Termination*

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned

18.4 For the purpose of sub-clause 18.3 hereof

(i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

(ii) the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred

18.5 This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors

18.6 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination

18.7 A change of control of either party shall not terminate this Agreement

19. Law and Arbitration

19.1 This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior